PRESS RELEASE

INNOSPEC REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

     Continued sales growth and further margin improvement in Fuel Specialties Performance Chemicals’ Personal Care market strong; 9 percent growth in Americas Substantial cash generation; $17.9 million inflows; highly liquid balance sheet

     Year-over-year adjusted non-GAAP diluted EPS $0.72 vs. $1.00 – with expected decline in Octane Additives, plus higher costs for business and technology expansion, enhanced compliance and share based compensation

Littleton, CO – May 6, 2013 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the first quarter ended March 31, 2013.

Total net sales for the quarter were $199.4 million, essentially unchanged from the $200.8 million reported in the corresponding quarter last year. Net income was $18.0 million, or $0.75 per diluted share, compared to $24.6 million, or $1.03 per diluted share, recorded a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $27.9 million, a 21 percent decrease from $35.2 million in the year-ago period, reflecting the continued and expected decline in the Octane Additives business. This year’s first quarter reflected $8.8 million more in operating expenses over 2012, relating to costs for enhanced compliance, research and development, new product testing, and headcount additions, as the company continues to build the platform for future growth.

Results for the first quarter include after-tax foreign currency exchange gains of $0.8 million, or $0.03 per diluted share, unchanged from a year ago. Excluding these items, adjusted non-GAAP EPS was $0.72 per diluted share, compared to $1.00 per diluted share a year ago. Cash generation for the quarter was particularly strong, with operating cash inflows of $17.9 million, before capital expenditures during the quarter of $4.3 million. Net cash stood at $11.2 million at the end of the quarter.

EBITDA and net income excluding special items, and related per-share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended March 31, 2013			Quarter ended March 31, 2012
	Income			Income
	before			before
	income	Net	Diluted	income	Net	Diluted
(in millions, except share and per share data)	taxes	income	EPS	taxes	income	EPS

Reported GAAP amounts	$ 22.9	$ 18.0	$0.75	$ 32.0	$ 24.6	$1.03
Foreign currency exchange gains	(1.0)	(0.8)	(0.03)	(1.1)	(0.8)	(0.03)

Adjusted non-GAAP amounts	$ 21.9	$ 17.2	$0.72	$ 30.9	$ 23.8	$1.00

Commenting on the results, Patrick Williams, President and Chief Executive Officer, said, “We had a very good first quarter, and we are particularly pleased with continued impressive showings in Fuel Specialties and the Personal Care sub-segment of Performance Chemicals. It is important to note that our strong cash management policies and procedures have enabled us to maintain a very solid and liquid balance sheet position, to allow us to continue to pursue growth opportunities at Innospec.

“We had a strong quarter in Fuel Specialties, registering 7 percent top-line growth despite a continuing challenging market environment, worldwide. Our Avtel business benefited from favorable order patterns, which should normalize in the coming quarters. Importantly, gross margins continue to improve in our Fuel Specialties business.

“We have been gaining momentum in our Oilfield Specialties business and hope to be finalizing a second acquisition late in the second quarter or early third quarter. Strata Control, our recent acquisition, made a good contribution, and was accretive this quarter. Although this will be a year of integration, it is still expected to be accretive for 2013.

“Performance Chemicals has performed in line with our expectations. We are particularly pleased with our results in Personal Care, which is the strategic focus of this segment. We recorded 9 percent top-line growth in the Americas during the quarter, with corresponding strong margins. This reinforces our confidence in our strategy. As investors know, we will be shifting our acquisition focus to the Personal Care side of our business after completion of the second Oilfield Specialties acquisition.

“At the same time, we continue to face unsettled markets in our Fragrance Ingredients and Polymers businesses. Fragrances has been beset by competitive pricing pressures while the Polymers markets, predominantly in Europe, have indicated near-term weakness. We remain vigilant in the Polymers market, striving to hold down inventories while maintaining pricing policies.

“Our Octane Additives business started the year as expected, as the TEL business continues to wind down. However, we have indications of an improved second quarter. Nevertheless, visibility in the second half of the year remains unclear at this time.”

Net sales in Fuel Specialties for the quarter were $140.0 million; a 7 percent increase from $130.7 million in last year’s first quarter, driven primarily by a 5 percent richer sales mix and improved pricing and 3 percent uplift from the Strata Controls acquisition, offset by 1 percent lower volumes. By region, sales were up 2 percent in the Americas and 3 percent in EMEA; but down 1 percent in Asia-Pacific. Sales in our Avtel business were very strong, compared to a subdued quarter a year ago, as a result of the timing of shipments. The segment’s gross margin was 33.6 percent, an increase from the 29.6 percent recorded a year ago, partly driven by the higher margin Oilfield Specialties and Avtel contributions. Operating income for the quarter was $24.9 million, a 15 percent increase from last year’s $21.7 million.

In Performance Chemicals, net sales of $47.8 million continued to grow and represented a 3 percent increase from 2012’s first quarter, primarily due to improved volumes across our core markets. By region, sales increased 9 percent in the Americas, driven by a richer sales mix, improved pricing and higher Personal Care volumes. Revenues fell 2 percent in EMEA and 3 percent in Asia-Pacific, a result of competitive pricing pressures. The segment’s gross margin was 22.0 percent, compared to 23.9 percent in the year-ago period, impacted by lower Fragrance selling prices and a weaker Polymers mix. Operating income of $5.0 million for the quarter was down from the $6.0 million reported in 2012’s first quarter.

Octane Additives’ net sales for the quarter were $11.6 million, compared to the $23.6 million a year ago. The segment’s gross margin was 54.3 percent, a decline from last year’s 60.2 percent which benefited from the sale of lower-cost inventory. Operating income for the first quarter was $4.8 million, a $7.6 million decline from last year’s first quarter of $12.4 million.

Corporate costs for the quarter were $11.5 million, compared with $8.6 million a year ago. The increase was primarily due to enhanced compliance legal costs and increased share based compensation, driven by the continued strong performance in Innospec’s share price during the quarter. As expected the quarterly pension charge was $0.7 million, compared to a $0.1 million pension credit a year ago. The effective tax rate for the quarter was 21.4 percent, compared to 23.1 percent in last year’s first quarter.

Net cash generated from operations was $17.9 million, in line with the $18.0 million reported a year ago, reflecting stabilization in working capital requirements since December 2012. As of March 31, 2013, Innospec had $48.2 million in cash, cash equivalents and short-term investments, $11.2 million more than its total debt of $37.0 million.

Mr. Williams concluded, “Overall, we had a positive start to the year, with very good operating results from the core businesses that represent our future. We delivered continued organic growth with good and sustainable margin improvement. Our first acquisition is contributing to earnings, and integration is going well. We continue to invest prudently in our businesses: in research and development, for new products and technologies to better serve our customers, and in new and state-of-the-art compliance protocols, as well as continuing to seek additional attractive acquisition opportunities.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA, income before income taxes excluding special items and net income excluding special items and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, amortization and impairment of Octane Additives segment goodwill. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of foreign currency exchange gains. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 900 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Polymers; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “anticipates,” “may,” “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading "Risk Factors” in such reports. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt Innospec Inc. +44-151-356-6241

Brian.Watt@innospecinc.com

Robert D. Ferris RF|Binder Partners +1-212-994-7505

Robert.Ferris@RFBinder.com

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
		March 31

(in millions, except share and per share data)	2013		2012

Net sales	$199.4		$200.8
Cost of goods sold	(135.6)		(136.8)

Gross profit	63.8		64.0

Operating expenses:
Selling, general and administrative	(35.7)		(27.8)
Research and development	(5.6)		(4.6)
Restructuring charge	-		(0.1)
Impairment of Octane Additives segment goodwill	(0.3)		(0.3)

Total operating expenses	(41.6)		(32.8)

Operating income	22.2		31.2
Other net income	1.0		1.1
Interest expense, net	(0.3)		(0.3)

Income before income taxes	22.9		32.0
Income taxes	(4.9)		(7.4)

Net income	$18.0		$24.6

Earnings per share:
Basic	$0.77		$1.07
Diluted	$0.75		$1.03

Weighted average shares outstanding (in thousands):
Basic	23,404		23,055
Diluted	24,015		23,823

INNOSPEC INC. AND SUBSIDIARIES

				Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended
		March 31

(in millions)	2013		2012

Net sales:
Fuel Specialties	$140.0		$130.7
Performance Chemicals	47.8		46.5
Octane Additives	11.6		23.6

	199.4		200.8

Gross profit:
Fuel Specialties	47.0		38.7
Performance Chemicals	10.5		11.1
Octane Additives	6.3		14.2

	63.8		64.0

Operating income:
Fuel Specialties	24.9		21.7
Performance Chemicals	5.0		6.0
Octane Additives	4.8		12.4
Pension (charge)/credit	(0.7)		0.1
Corporate costs	(11.5)		(8.6)

	22.5		31.6

Restructuring charge	-		(0.1)
Impairment of Octane Additives segment goodwill	(0.3)		(0.3)

Total operating income	$22.2		$31.2

				Schedule 2B

NON-GAAP MEASURES	Three Months Ended
		March 31

(in millions)	2013		2012

Net income	$18.0		$24.6
Interest expense, net	0.3		0.3
Income taxes	4.9		7.4
Depreciation and amortization	4.4		2.6
Impairment of Octane Additives segment goodwill	0.3		0.3

EBITDA	27.9		35.2

Fuel Specialties	27.1		22.7
Performance Chemicals	6.3		6.9
Octane Additives	5.1		12.7
Pension (charge)/credit	(0.7)		0.1
Corporate costs	(10.9)		(8.2)

	26.9		34.2
Restructuring charge	-		(0.1)
Other net income	1.0		1.1

EBITDA	$27.9		$35.2

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in millions)	2013	2012

Assets

Current assets:
Cash and cash equivalents	$43.2	$22.4
Short-term investments	5.0	5.1
Trade and other accounts receivable	97.5	115.7
Inventories	141.8	138.3
Current portion of deferred tax assets	11.3	11.0
Prepaid expenses	4.6	4.1

Total current assets	303.4	296.6

Property, plant and equipment	49.0	49.8
Goodwill	148.6	149.0
Other intangible assets	68.5	68.6
Deferred finance costs	1.2	1.3
Deferred tax assets, net of current portion	12.2	12.7
Other non-current assets	1.4	1.4

Total assets	$584.3	$579.4

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$46.7	$57.3
Accrued liabilities	69.6	72.1
Accrued income taxes	0.9	3.2
Current portion of long-term debt	5.0	5.0
Current portion of plant closure provisions	4.2	5.1
Current portion of unrecognized tax benefits	2.4	3.0
Current portion of deferred tax liabilities	-	0.2
Current portion of deferred income	0.1	1.4

Total current liabilities	128.9	147.3

Long-term debt, net of current portion	32.0	25.0
Plant closure provisions, net of current portion	26.2	25.3
Unrecognized tax benefits, net of current portion	10.0	9.8
Deferred tax liabilities, net of current portion	3.5	3.6
Pension liabilities	42.4	46.0
Acquisition-related contingent consideration	4.4	4.3
Other non-current liabilities	2.2	0.2
Deferred income, net of current portion	0.9	0.9
Total stockholders’ equity	333.8	317.0

Total liabilities and stockholders’ equity	$584.3	$579.4

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
		March 31

(in millions)	2013		2012

Cash Flows from Operating Activities

Net income	$18.0		$24.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	4.5		2.7
Impairment of Octane Additives segment goodwill	0.3		0.3
Deferred taxes	(0.2)		0.2
Changes in working capital	(2.0)		(9.1)
Excess tax benefit from stock based payment arrangements	(1.5)		(0.2)
Accrued income taxes	(0.6)		0.8
Movement on plant closure provisions	0.1		(0.4)
Cash contributions to defined benefit pension plans	(2.8)		(2.3)
Non-cash expense of defined benefit pension plans	0.9		-
Stock option compensation	0.7		0.8
Movements on unrecognized tax benefits	(0.4)		-
Movements on other non-current assets and liabilities	0.9		0.6

Net cash provided by operating activities	17.9		18.0

Cash Flows from Investing Activities

Capital expenditures	(2.2)		(1.8)
Internally developed software and other costs	(2.1)		(2.5)
Purchase of short-term investments	(1.1)		-
Sale of short-term investments	0.9		0.1

Net cash (used in) investing activities	(4.5)		(4.2)

Cash Flows from Financing Activities

Net receipt of revolving credit facility	7.0		1.0
Excess tax benefit from stock based payment arrangements	1.5		0.2
Issue of treasury stock	0.4		0.2
Repurchase of common stock	(1.3)		(0.4)

Net cash provided by financing activities	7.6		1.0
Effect of foreign currency exchange rate changes on cash	(0.2)		0.2

Net change in cash and cash equivalents	20.8		15.0
Cash and cash equivalents at beginning of period	22.4		76.2

Cash and cash equivalents at end of period	$43.2		$91.2

Amortization of deferred finance costs of $0.1 million (2012 - $0.1 million) are included in depreciation and amortization in the cash flow statement but in interest expense in the income statement.